EXHIBIT 10.1
EXECUTION COPY

RECEIVABLES SALE AND CONVEYANCING AGREEMENT

by and among

T-MOBILE WEST LLC, T-MOBILE CENTRAL LLC,
T-MOBILE NORTHEAST LLC AND T-MOBILE SOUTH LLC,

each as a Seller,

and

T-MOBILE PCS HOLDINGS LLC,

as Purchaser

Dated as of February 26, 2014

i

ii

This RECEIVABLES SALE AND CONVEYANCING AGREEMENT, dated as of February 26, 2014 (as such may be amended, restated, or supplemented from time to time, this “Agreement”), is made by and among T‑Mobile West LLC, a Delaware limited liability company, T-Mobile Central LLC, a Delaware limited liability company, T-Mobile Northeast LLC, a Delaware limited liability company, T-Mobile South LLC, a Delaware limited liability company, each as a Seller hereunder (in such capacity, a “Seller”, and collectively, the “Sellers”), and T‑Mobile PCS Holdings LLC, a Delaware limited liability company (“T‑Mobile PCS Holdings”) as the Purchaser hereunder (in such capacity, the “Purchaser”).
WHEREAS, in the regular course of its business, each of the Sellers originates Receivables and the associated Related Rights thereto relating to wireless telephone services and products; and
WHEREAS, on the Closing Date and each Business Day thereafter, each Seller intends to sell, assign, set-over, transfer and otherwise convey to the Purchaser, all of its right, title and interest in, to and under the Receivables and the associated Related Rights thereto; and
WHEREAS, the Sellers and the Purchaser wish to set forth the terms and conditions pursuant to which the Sellers will on each Purchase Date (as applicable) sell, transfer, assign, set-over and otherwise convey such Receivables and associated Related Rights to the Purchaser;
NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.General. Unless otherwise specifically defined in this Agreement, capitalized terms used herein (including in the preamble above) shall have the meanings assigned to them in the Master Receivables Purchase Agreement, dated as of February 26, 2014 (as amended from time to time, the “Receivables Purchase Agreement”), among T-Mobile Airtime Funding LLC (“T-Mobile Airtime Funding”), as seller, Billing Gate One LLC (“Billing Gate One”), as purchaser, T-Mobile PCS Holdings, as servicer (the “Servicer”), Landesbank Hessen-Thüringen Girozentrale, a public law corporation incorporated under the laws of Germany, as bank purchasing agent, and T-Mobile US, Inc., as performance guarantor. References herein to this Agreement or any other document, instrument or agreement include all amendments, modifications, and supplements hereto or thereto and any changes herein or therein entered into from time to time hereafter in accordance with the respective terms and provisions hereof or thereof.

Section1.02.Additional Specific Defined Terms. In addition, when used herein, the following terms shall have the following specified meanings:

“Collections” means, with respect to any Receivable, any cash payments (or equivalent) made by or on behalf of the related Obligor with respect to such Receivable as a payment thereon and any other cash proceeds of such Receivables, including cash proceeds of Related Rights with respect to such Receivables.
“Incipient Written-Off Receivables” shall have the meaning specified in Section 2.03.
“Insolvency Law” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Onward Purchaser” means T-Mobile Airtime Funding and each Purchasing Entity under the Transaction Documents.
“Purchase Date” means, with respect to a Receivable, the date on which such Receivable is acquired, or purported to be acquired, by the Purchaser from the relevant Seller in accordance with the terms of this Agreement.
“Related Rights” means all of the applicable Seller’s right, title and interest in, to and under (a) the Transaction Documents, (b) the Collection Account and (c) without limiting the foregoing, with respect to any Receivable, all of such Seller’s right, title and interest in, to and under:
(i)all security interests, hypothecations, reservations of ownership, liens or other adverse claims and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract pursuant to which such Receivable was originated, together with all financing statements, registrations, hypothecations, charges or other similar filings or instruments against an Obligor and all security agreements describing any collateral securing such Receivable, if any;

(ii)all guarantees, insurance policies and other agreements or arrangements of whatsoever character from time to time supporting of such Receivable whether pursuant to the contract pursuant to which such Receivable was originated, including any obligation of any party under the Transaction Documents to promptly deposit amounts received in respect of Collections to an account;

(iii)all Collections with respect to such Receivable; and

(iv)all proceeds of the foregoing.

ARTICLE 2
TRANSFERS OF RECEIVABLES AND RELATED RIGHTS

Section 2.01.Conveyance of Receivables and Related Rights.

(a)Subject to the terms and conditions set forth in this Agreement, each Seller on the Closing Date and each Business Day may, with respect to Receivables that are not Eligible Receivables, and will, with respect to all Eligible Receivables, sell, transfer, assign, set-over and otherwise convey and the Purchaser shall purchase all of the Sellers’ right, title and interest in and to such Receivables not previously sold to the Purchaser, and all associated Related Rights (including all Collections associated with the foregoing) with respect thereto. Each such sale, transfer, assignment, set-over and conveyance shall be executed without recourse (other than as expressly provided herein).

(b)The sales, transfers, assignments, set-overs and conveyances described above shall be made in consideration of the Purchaser’s payment, in respect of each such Receivable and Related Rights, of a purchase price therefor in an amount equal to the face value of the Receivable as of the Purchase Date or any other amount at least equal to the fair market value thereof that is mutually agreed upon by the applicable Seller and the Purchaser (as determined by the Purchaser and the relevant Seller in their reasonable discretion computed by taking into account factors such as historical losses, servicing fees, delinquencies and paydown rates, yield and such other factors as the applicable Seller and the Purchaser mutually agree). Such payment may be effected, in the discretion of and by mutual agreement of the Purchaser and the relevant Seller, through an actual transfer of funds from the Purchaser to such Seller in the amount of such purchase price, by equivalent intracorporate entries on the books and records of the Purchaser and such Seller (including without limitation by the decrease or increase of intracorporate indebtedness between the Purchaser and Seller), or any combination of the foregoing.

(c)The foregoing assignments and conveyances do not constitute and are not intended to result in a creation or an assumption by the Purchaser from any Seller of any obligation of any Seller in connection with the Receivables being so sold, assigned, transferred, set-over or conveyed, or under any agreement or instrument relating thereto including, without limitation, (i) any obligation to an Obligor and (ii) any taxes, fees or other charges imposed by any Governmental Authority.

(d)The parties hereto intend and agree that any conveyance hereunder is intended to be a sale, assignment, conveyance, set over and transfer of ownership of the related Receivables and Related Rights so that such Receivables and Related Rights shall not be part of the applicable Seller’s estate in the event of the filing of a bankruptcy petition by or against such Seller under any Insolvency Law. In the event, however, that notwithstanding such intent and agreement, a conveyance contemplated hereby is determined not to be a sale and conveyance of ownership, each Seller hereby grants to the Purchaser a perfected first priority security interest in such Seller’s right, title and interest in and to (a) such Receivables, (b) Related Rights, and (c) all income from and proceeds of the foregoing, and this Agreement collectively, shall constitute a security agreement under applicable law, securing such Seller’s obligations hereunder. If such conveyance is deemed to be the mere granting of a security interest to secure a borrowing, the Purchaser may, to secure the Purchaser’s own borrowing under the Contribution Agreement (to the extent that a transfer of the Receivables, the Related Rights, and all income from and proceeds of the foregoing to T‑Mobile Airtime Funding is deemed to be a mere granting of a security interest to secure a borrowing) repledge and reassign to T‑Mobile Airtime Funding (i) all or a portion of the Receivables, pledged to the Purchaser and not released from the security interest of this Agreement at the time of such pledge and assignment, (ii) the other Related Rights, and (iii) all income from and proceeds of the foregoing. Such repledge and reassignment may be made by the Purchaser with or without a repledge and reassignment by the Sellers of their rights under this Agreement, and without further notice to or acknowledgment from the applicable Seller. Such Seller waives, to the extent permitted by applicable law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Purchaser or any assignee of the Purchaser relating to such action by the Purchaser in connection with the transactions contemplated by the Contribution Agreement, the Receivables Purchase Agreement and the other Transaction Documents.

Section 2.02Assignment of Agreement. The Purchaser has the right to assign its interest under this Agreement to T‑Mobile Airtime Funding as required to effect the purposes of the Contribution Agreement and the other Transaction Documents, without further notice to, or consent of, any Seller, and T‑Mobile Airtime Funding (together with the other Onward Purchasers) shall succeed to such of the rights of the Purchaser hereunder as shall be so assigned. The Sellers each acknowledge that, pursuant to the Contribution Agreement, the Purchaser will assign all of its right, title and interest in and to all Receivables and Related Rights and its rights hereunder against such Seller hereunder, to T‑Mobile Airtime Funding, and that T‑Mobile Airtime Funding may further convey such interests and rights pursuant to the Transaction Documents. Each Seller agrees that, upon such assignment to T‑Mobile Airtime Funding, such interests and rights will run to and be for the benefit of T‑Mobile Airtime Funding (and any other Onward Purchaser) and that T‑Mobile Airtime Funding (and/or further Onward Purchaser) may enforce directly, without joinder of the Purchaser, its rights or interests hereunder in respect of the Receivables and Related Rights so conveyed. Each Seller agrees that the Bank Purchasing Agent shall have the right to enforce this Agreement and each other Transaction Document and to exercise directly all of the Purchaser’s rights and remedies under this Agreement and each other Transaction Document (including the right to give or withhold any consents or approvals of the Purchaser to be given or withheld hereunder), and each Seller agrees to cooperate fully with the Bank Purchasing Agent in the exercise of such rights and remedies. Each Seller further agrees to give the Bank Purchasing Agent copies of all notices and reports it is required to give to the Purchaser hereunder.

Section 2.03Repurchase of Aged and Written-Off Receivables. T-Mobile PCS Holdings may request that each Seller repurchase and each Seller shall have an obligation to repurchase Receivables that have been sold hereunder upon such Receivables becoming Aged Receivables or immediately prior to such Receivables becoming Written-Off Receivables (each such Receivable, an “Incipient Written-Off Receivable”) for a purchase price equal to the Purchase Price for such Receivable to be repurchased (which is an amount equal to (i) the Outstanding Balance of such Purchased Receivable on the date or repurchase minus (ii) the Discount with respect to such Purchased Receivable); provided, that the Sellers shall have no further obligation to repurchase Written-Off Receivables and Aged Receivables, if at the time of such repurchase and after giving effect thereto, with respect to the Batch for which such Receivable is a part of, the aggregate amount of repurchased Incipient Written-Off Receivables and Aged Receivables (based upon Purchase Price for the Receivables that are to be repurchased) would exceed 10.00% of the Batch Receivables Amount for such Batch. If such retransfers are to be made, such transfers shall be made on the same date and on the same terms of the retransfers to take place under Section 5.1 of the Receivables Purchase Agreement. Upon remittance of the repurchase amount from each Seller to T-Mobile PCS Holdings, T-Mobile PCS Holdings shall assign to the applicable Seller repurchasing Incipient Written-Off Receivable or Aged Receivable all of T-Mobile PCS Holdings’ right, title and interest in the repurchased Receivables and Related Rights, in each case received and released from T-Mobile PCS Holdings, without recourse, representation or warranty. In connection with the repurchase of Aged Receivables and Incipient Written-Off Receivables, the Purchaser, by execution and delivery of this Agreement authorizes each Seller (or the Servicer on its behalf) to file UCC financing statements naming the Purchaser as Debtor and each such Seller as Secured Party in each jurisdiction that Sellers (or the Servicer on their behalf) deems necessary in order to reconvey the Receivables and the Related Rights. The Sellers and T-Mobile PCS Holdings shall designate the order in which Receivables (which will become Written-Off Receivables or are Aged Receivables) are to be transferred back. The parties may change such designation at any point.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Each Seller, upon execution of this Agreement and on each Purchase Date, makes the following representations and warranties (in each case solely with respect to itself and the related Receivables and Related Rights which it owns and is conveying hereunder and thereunder), on which the Purchaser (and the Onward Purchasers) will rely in purchasing and accepting conveyance of such Receivables and Related Rights on each Purchase Date. Such representations and warranties (unless expressly stated otherwise) speak as of each Purchase Date, but shall survive the conveyance of the related Receivables and Related Rights to the Purchaser and the Onward Purchasers.

Section 3.01    Entity Representations and Warranties.

(a)Organization and Good Standing. (i) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of its organization, and has the limited liability company power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify could reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Seller or its ability to perform its duties hereunder. The Seller is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction in order to originate, acquire, or own or sell, and (if the Seller is to be the Servicer or a permitted subservicer of the Servicer) service the Receivables in accordance with the terms of the Receivables Purchase Agreement.

(b)Authorization; Binding Obligation. The Seller has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Seller is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Seller is a party, and has taken all necessary corporate and limited liability company action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party. This Agreement and the other Transaction Documents to which the Seller is a party have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, any applicable law imposing limitations upon, or otherwise affecting, the availability or enforcement of rights to indemnification hereunder, and by the availability of equitable remedies.

(c)No Consent Required. The Seller is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Seller is a party.

(d)No Violations. The Seller’s execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party will not violate any provision of any existing law or regulation or any order or decree of any court or the certificate of incorporation, articles of incorporation, certificate of formation, limited liability company agreement or other corporate chartering instrument thereof, or the bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which it or any of its properties may be bound.

(e)Taxes. (i) The Seller has filed all income tax and other material tax returns required to be filed in the normal course of its business and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from such Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (ii) no tax lien has been filed with respect thereto (other than Permitted Liens), and (iii) no claim is being asserted with respect to any such tax, fee or other charge.

(f)No Changes. The Seller has not changed its name, identity, structure or jurisdiction of organization, within the four months preceding the Purchase Date (or if so changed, all necessary actions in connection with such change have been or are being timely taken in accordance with Section 4.02). The Seller has not changed the jurisdiction of its organization within the four months preceding the date hereof and is not known by and does not use any tradename or doing-business-as name.

(g)Solvency. The Seller, on the date of and after giving effect to conveyances made by it hereunder, is solvent and will not be subject to a Bankruptcy Event. No event has occurred and is continuing, or would result from any purchase by the Purchaser of Receivables from the Seller or the application of the proceeds therefrom, which constitutes a Bankruptcy Event.

(h)Investment Company. The Seller is not an “investment company” under, and as defined in, the Investment Company Act of 1940, as amended.

(i)Antecedent Debt. The sale of Receivables by the Seller to the Purchaser pursuant to this Agreement, and all other transactions between the Seller and the Purchaser, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of the Seller or any other member of the T-Mobile Group.

(j)Compliance with Laws. The Seller has not breached any material laws applicable to it or its business or property that could reasonably be expected to result in a Material Adverse Change with respect to the Seller.

(k)Taxes. The Seller is not required to account to any governmental body or agency for any value added or other similar tax in respect of the assignment by the Seller of any Receivable and no withholding or other tax is deductible or payable on any payment made by any Obligor with respect to any Receivable. All sales, excise or other taxes with respect to the goods, insurance or services that are the subject of any Contract for a Receivable have been paid as and when due unless such amounts are being disputed in good faith.

(l)No Deductions. The Seller is not required to make any deduction for or on account of taxes from any payment made by it under a Transaction Document.

(m)UCC Financing Statement. Duly completed and sufficient UCC financing statements covering all Receivables and Related Rights sold by the Seller to the Purchaser hereunder have been filed with the Secretary of State of the state in which such the Seller is organized or otherwise “located” for purposes of the UCC, naming the Seller as debtor, the Purchaser as secured party, and T-Mobile Airtime Funding LLC as assignee of the secured party, in each case as may be necessary under the UCC in order to perfect the Bank Purchasing Agent’s interest in the Purchased Receivables.

(n)ERISA. The Seller is not an employee benefit plan that is subject to Title I of ERISA or Section 4975 of the Code or a “benefit plan investor” as defined in Section 3(42)

of ERISA and the Seller shall not use the assets of an employee benefit plan that is subject to Title I of ERISA or Section 4975 of the Code or any “benefit plan investor” as defined in Section 3(42) of ERISA to discharge any of its obligations under this Agreement.

(o)Ownership. Upon each purchase of Receivables hereunder, the Purchaser shall acquire (i) a valid and perfected ownership interest in each such Receivable and all identifiable cash proceeds thereof and (ii) valid ownership interest in all Related Rights with respect thereto.

(p)No Financing Statements. No effective financing statement or other instrument similar in effect covering any Contract or any Receivable or the Related Rights or Collections with respect thereto is on file in any recording office, except those filed in favor of, or assigned to, the Bank Purchasing Agent relating to this Agreement and the other Transaction Documents.

(q)Transfer of Receivables. Immediately preceding its sale of any Receivables to the Purchaser, the Seller, was the owner of such Receivables, free and clear of any lien and after such sale of Receivables to the Purchaser, the Purchaser shall at all times have a valid ownership interest in the Receivables and ownership of the Receivables shall be vested in the Purchaser. Upon the completion of the transfers from the Seller to the Purchaser or otherwise, the parties intend that (i) the Purchaser will be the legal owner of the Receivables (including the right to receive all payments due to or become due thereunder), (ii) the Purchaser will have good title to the Receivables, and (iii) the Receivables will be free and clear of all liens.

(r)Purchase in Good Faith. The Purchaser shall take its interest in the Receivables in good faith, for value, and without notice or knowledge of any adverse claims, liens, or encumbrances or any defense against payment of or claim to the Receivables on the part of any person.

(s)Information True and Correct. To the extent that information furnished hereunder is ultimately shared with and relied upon by the Bank Purchasers, all such information and each exhibit, financial statement, document, book, record or report furnished at any time by or on behalf of the Seller to the Purchaser in connection with this Agreement is true, complete and accurate in all material respects as of its date or as of the date so furnished, and, as of such date, no such document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(t)Place of Business. The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Receivables are located at the address identified in Section 6.03.

Section 3.02Receivable Representations and Warranties.

The representations and warranties set forth in Section 6.3 of the Receivables Purchase Agreement are true and correct as of the Purchase Date with respect to the Receivables of the applicable Seller being conveyed to T‑Mobile Airtime Funding by the Purchaser on such date.

ARTICLE 4
PERFECTION OF TRANSFER AND PROTECTION OF SECURITY INTERESTS

Section 4.01    Filing. On or prior to the Closing Date, each Seller shall cause the appropriate UCC financing statement(s) required or contemplated to be filed with respect to it in the relevant provisions of the Transaction Documents to be filed, and from time to time such Seller shall take or cause to be taken such actions and execute such documents as are necessary or desirable or as the Purchaser (or any Onward Purchaser) may reasonably request to perfect and protect any such party’s interest herein and in the Receivables and Related Rights against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.

Section 4.02    Name Change or Relocation.

(a)So long as the Final Termination Date has not occurred, no Seller will change its name, identity, structure or jurisdiction of organization, without first giving at least thirty (30) days’ prior written notice to the Servicer and the Bank Purchasing Agent.

(b)If any change in a Seller’s name, identity or structure or other action would make any financing or continuation statement or notice of ownership interest or lien filed in connection with any Transaction Documents seriously misleading within the meaning of applicable provisions of the UCC or any title statute, such Seller, no later than thirty (30) days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Purchaser’s and T‑Mobile Airtime Funding’s (and any other Onward Purchaser’s) interests herein and in the related Receivables and Related Rights and proceeds thereof. In addition, no Seller shall change its jurisdiction of organization, unless it has first taken such action as is necessary to preserve and protect the Purchaser’s and T‑Mobile Airtime Funding’s (and any other Onward Purchaser’s) interest in the Receivables and Related Rights.

Section 4.03 Sale Treatment. Each Seller and the Purchaser shall treat each conveyance of Receivables and Related Rights made hereunder to the Purchaser for all purposes (including financial accounting) as a sale and purchase, and in all events as a conveyance of ownership, on all of its relevant books, records, financial statements and other applicable documents. Notwithstanding anything to the contrary stated herein, each Seller and the Purchaser hereby agree that, except as otherwise required by applicable law, the conveyance of the Receivables and Related Rights made hereunder shall be treated as a loan by the Purchaser to the Sellers of the proceeds of such conveyance for U.S. federal income tax purposes and state or local income tax and transactional tax purposes.

Section 4.04Separateness from T‑Mobile Airtime Funding. Each Seller is, and all times since its organization has been operated in such a manner that it would not be substantively consolidated with T‑Mobile Airtime Funding and such that the separate existence of T‑Mobile Airtime Funding would not be disregarded in the event of a bankruptcy or insolvency of such Seller.

ARTICLE 5
COVENANTS

Section 5.01     Compliance with Law. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not materially adversely affect the collectibility of the Receivables or the ability of the Seller to perform its obligations under the Transaction Documents in all material respects.

Section 5.02    Performance of Contracts. The Seller will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

Section 5.03     No Adverse Claims. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Purchased Receivable or Related Rights, or assign any right to receive income in respect thereof, except to the extent arising under any Transaction Document. The Seller shall not grant to any Person other than the Purchaser (and the Onward Purchasers) a security interest in (A) Collections prior to the time they are deposited in the Collection Account or distributed to the Funding Seller pursuant to Section 2.6 of the Receivables Purchase Agreement, or (B) Collections held in the Collection Account or the Collection Account itself.

Section 5.04 Modification of Receivables. Except as provided in Section 3.3 of the Receivables Purchase Agreement, the Seller will not (i) extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Receivable in a manner that would result in the Dilution of such Receivable or that would otherwise prevent such Receivable from being an Eligible Receivable unless, in each case, the Seller shall have been deemed to have received a Collection in respect of such Receivable, or (ii) amend, modify or waive in any material respect any term or condition relating to payments under or enforcement of any Contract related thereto.

Section 5.05     Payment Instructions. The Seller will instruct all Obligors to make payments with respect to the Receivables to a Payment Account and will not make or permit any change in the instructions to Obligors regarding payments to be made to a Payment Account, other than a change related solely to instructions to Obligors to pay to a new Payment Account which has been identified in writing to the Purchaser (and the Bank Purchasing Agent).

Section 5.06     Marking of Records. At its expense, the Seller will maintain records evidencing Receivables and related Contracts with a legend evidencing that such Receivables and related Contracts have been sold in accordance with this Agreement.

Section 5.07 Sales Tax. The Seller will pay all sales, excise or other taxes with respect to the Receivables to the applicable taxing authority when due, and will, upon the request of the Bank Purchasing Agent, provide the Bank Purchasing Agent with evidence of such payment.

Section 5.08 Obligations of Sellers. Except as otherwise expressly provided herein, the obligations of the Sellers to make the deposits and other payments contemplated by this Agreement are absolute and unconditional and all payments to be made by the Sellers under or in connection with this Agreement shall be made free and clear of, and each Seller hereby irrevocably and unconditionally waives all rights of, any counterclaim, set-off, deduction or other analogous rights or defenses, in connection with such obligations, which it may have against the Purchaser (or the Onward Purchasers). All stamp, documentary, registration or similar duties or taxes, including withholding taxes and any penalties, additions, fines, surcharges or interest relating thereto, which are imposed or chargeable in connection with this Agreement shall be paid by the Sellers; provided that the Purchaser (or the Onward Purchasers) shall be entitled but not obliged to pay any such duties or taxes whereupon the Sellers shall on demand indemnify such party against those duties or taxes and against any costs and expenses so incurred by it in discharging them.

Section 5.09 Books of Account. At all times, the Seller and the Purchaser will maintain books of account, with the particulars of all monies, goods and effects belonging to or owing to the Seller or the Purchaser or paid, received, sold or purchased in the course of the Seller’s or the Purchaser’s business, and of all such other transactions, matters and things relating to the business of the Seller or the Purchaser.

Section 5.10 Corporate Existence; Merger or Consolidation.

(a)Except as otherwise provided in this Section 5.01, each Seller will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of its jurisdiction of formation, and each Seller will obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, any Transaction Documents and any of the Receivables and Related Rights which have been conveyed under a Transaction Document, and to perform its duties under this Agreement.

(b)Any Person into which a Seller may be merged or consolidated, or any corporation resulting from such merger or consolidation to which such Seller is a party, or any Person succeeding to the business of such Seller, shall be successor to such Seller hereunder, without execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 5.11 Separate Existence.

(a)    Each of the Sellers and the Purchaser shall hold itself out to the public as a legal entity separate and distinct from any other person and conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other party is transacting business, or (ii) to suggest that it is responsible for the debts of any third party (including any of its affiliates).

(b)    Each of the Sellers and the Purchaser will take no action with respect to Purchaser or its assets that is inconsistent with statements made in clause (a).

ARTICLE 6
MISCELLANEOUS

Section 6.01 Amendment. This Agreement may be amended in writing from time to time by the Sellers and the Purchaser.

Section 6.02 Notices. All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier (specifying one (1) Business Day’s delivery), or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telefax transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(i)If to a Seller:
c/o T-Mobile USA, Inc.
12920 S.E. 38th Street
Bellevue, WA 98006
Attn: Vice President of Treasury
Facsimile: (425) 383-4840

With a Copy to:

T-Mobile USA, Inc.
12920 SE 38th Street
Bellevue, WA 98006
Attn: General Counsel

(ii)If to the Purchaser/Servicer:
T-Mobile PCS Holdings LLC
12920 S.E. 38th Street
Bellevue, WA 98006
Attn: Vice President of Treasury
Facsimile: (425) 383-4840

With a Copy to:

T-Mobile USA, Inc.
12920 SE 38th Street
Bellevue, WA 98006

Attn: General Counsel

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.
Section 6.03     Delivery of Collections. Each of the Sellers agree to pay to the Servicer promptly any misdirected Collections received in respect of the Receivables, for application in accordance with Section 2 of the Receivables Purchase Agreement.

Section 6.04    Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, with respect to the subject matter hereof are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 6.05    Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 6.06    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

Section 6.07    No Bankruptcy Petition; Subordination. Each Seller covenants and agrees that, prior to the date that is one year and one day after the Final Termination Date, it will not institute against, or solicit or join in or cooperate with or encourage any Person to institute against, T‑Mobile Airtime Funding or Billing Gate One, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. Each Seller further covenants and agrees that (a)(i) any rights that it may have in any Receivables and Related Rights and (ii) any rights it may have to apply monies received under any Receivables and Related Rights, are and shall be subordinate, to the fullest extent permitted by law, to the security interests and other liens or interests of, or created in favor of any third party by, the Purchaser, T‑Mobile Airtime Funding or any further Onward Purchasers, in or to the Receivables and Related Rights, notwithstanding the terms (including the description of collateral), dating, execution, or delivery of any document, instrument, or agreement; the time, order, method, or manner of granting, or perfection of or failure to perfect, any such security interest or lien or other interest; the time of filing or recording of any financing statements, assignments, deeds of trust, mortgages, or any other documents, instruments or agreements under the UCC or any other applicable law; and any provision of the UCC or any other applicable law to the contrary, and (b) it shall not enforce or collect, or seek or cause the enforcement or collection of, any of its rights or remedies with respect to any of the Receivables and Related Rights (including, without limitation, any rights described in clause (a) of this sentence) at any time prior to the indefeasible payment and satisfaction in full of all indebtedness, obligations and liabilities of the Purchaser, T‑Mobile Airtime Funding or Billing Gate One which, under the terms of the relevant documents relating to the securitization of the Receivables and Related Rights, are entitled to be paid from, entitled to the benefits of, or otherwise secured by, such Receivables and Related Rights. This Section 6.07 will survive the termination of this Agreement.

Section 6.08    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid or unenforceable, then such covenants, agreement, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 6.09    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser (or any assignee thereof) or any Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive (except to the extent specifically provided herein) of any other rights, remedies, powers or privileges provided by law.

Section 6.10    Counterparts. This Agreement may be executed in two or more counterparts including by telefax or electronic imaging transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 6.11    Other Agreements. The parties hereto agree that, to the extent the parties enter into other agreements relating to the transactions contemplated hereby, the terms and conditions of this Agreement and the Other Transaction Documents shall govern any provisions herein which may be inconsistent with any provisions of the other agreements.

Section 6.12    JURISDICTION. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS.

Section 6.13    WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY

PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, AMENDMENTS AND RESTATEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

Section 6.14    Right of First Refusal. To the extent that T-Mobile Airtime Funding has elected to trigger T-Mobile Airtime Funding’s right of first refusal to repurchase Receivables from Billing Gate One under the Receivables Purchase Agreement (pursuant to Section 2.9(d) thereof), one (or more) of the Sellers shall have a right of first refusal to repurchase such Receivables at the same price (and in the same manner) as set forth with respect to the Purchaser’s right of first refusal pursuant to Section 2.9(d) of the Receivables Purchase Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.
T-MOBILE PCS HOLDINGS LLC,
as the Purchaser

By:    /s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President & Chief Financial
Officer

T-MOBILE WEST LLC, as a Seller

By: /s/ Dirk Wehrse
Name: Dirk Wehrse
Title: Vice President, Treasury & Treausurer

T-MOBILE CENTRAL LLC, as a Seller

By: /s/ Dirk Wehrse
Name: Dirk Wehrse
Title: Vice President, Treasury & Treausurer

T-MOBILE NORTHEAST LLC, as a Seller

By: /s/ Dirk Wehrse
Name: Dirk Wehrse
Title: Vice President, Treasury & Treausurer

T-MOBILE SOUTH LLC, as a Seller

By: /s/ Dirk Wehrse
Name: Dirk Wehrse
Title: Vice President, Treasury & Treausurer

Signature Page to Receivables Sale and Conveyancing Agreement